UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2017

O’REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On February 7, 2017, O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) issued a press release announcing its 2016 fourth quarter and full-year earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2017, the Company announced that its Board of Directors (the “Board”) promoted Gregory D. Johnson, the Company’s Executive Vice President of Supply Chain, and Jeff M. Shaw, the Company’s Executive Vice President of Store Operations and Sales, to Co-Presidents, effective immediately.

Mr. Johnson will be responsible for Merchandise, Logistics, Purchasing, Inventory Management, Pricing, Advertising, Information Technology, Legal, Risk Management, Loss Prevention, Human Resources and Finance. Mr. Shaw’s areas of responsibility will include Store Operations, Sales, Distribution Operations, Real Estate, Jobber Sales and Acquisitions. Mr. Johnson and Mr. Shaw will continue to report to Greg Henslee, who will remain the Company’s Chief Executive Officer.

Gregory D. Johnson, age 51, worked for Mid-State Automotive Distributors, Inc. (“Midstate”) for 19 years prior to O’Reilly acquisition of Midstate in 2001, and he has been an O’Reilly Team Member since that time. Prior to his new role as Co-President, Mr. Johnson’s primary areas of responsibility were Distribution Operations, Logistics, Purchasing, Inventory Management, Merchandise, Pricing, and Advertising. Mr. Johnson’s career began as a part-time Distribution Center Team Member and progressed through the roles of Retail Systems Manager, Warehouse Management Systems Development Manager, Director of Distribution, Vice President of Distribution Operations, and Senior Vice President of Distribution Operations. Mr. Johnson held the position of Executive Vice President of Supply Chain since 2014.

Jeff M. Shaw, age 54, has been an O’Reilly Team Member for 28 years. Prior to his new role as Co-President, Mr. Shaw’s primary areas of responsibility were Store Operations, Sales, Real Estate, Professional Sales, Acquisitions, and Human Resources. Mr. Shaw’s career began as a Parts Specialist and progressed through the roles of Store Manager, District Manager, Regional Manager, Vice President of the Southern Division, Vice President of Sales and Operations, and Senior Vice President of Sales and Operations. Mr. Shaw held the position of Executive Vice President of Store Operations and Sales since 2013.

In connection with the promotions, the Compensation Committee of the Board recommended, and the Board approved, an annual base salary of $550,000, for both Mr. Johnson and Mr. Shaw, determined that each will be eligible to participate in the Company’s annual performance incentive compensation plan with a bonus target of 80% of his base salary, based on the Company’s performance as measured against the same criteria applied to the Company’s other executive officers, and determined that each will receive a stock option award with a fair value of $550,000, granted at the same time that annual grants for the Company’s other executive officers are awarded.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated February 7, 2017

The information in section 2 and section 9 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2017	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President of Finance and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 7, 2017